EXHIBIT 99.07

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, D.C. 20429

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2006

BANK OF THE CAROLINAS

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	34903-8	56-2087402
(State or other jurisdiction of incorporation)	(FDIC Ins. Cert. Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 26, 2006, Bank of the Carolinas issued a news release announcing that it had entered into a definitive agreement to sell its Carthage, N.C., branch office to First Bank, Troy, N.C. A copy of the news release is being furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibit is being furnished with this Report:

Exhibit No.	Exhibit Description
99.1	Copy of press release dated April 26, 2006

Disclosures About Forward Looking Statements

Statements in this Report and exhibits relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in our Annual Report on Form 10-KSB and in other documents filed by us with the Federal Deposit Insurance Corporation from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of our customers, actions of government regulators, the level of market interest rates, the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking market, the level of market interest rates, general economic conditions, and other developments or changes in our business that we do not expect. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Bank of the Carolinas has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BANK OF THE CAROLINAS
(Registrant)

Date: April 26, 2006	By:	/s/ Eric E. Rhodes
Eric E. Rhodes Chief Financial Officer

Exhibit 99.1

News Release

For Immediate Release:

April 26, 2006

First Bank to Purchase Carthage,

North Carolina Branch from Bank of the Carolinas

TROY, N.C. and MOCKSVILLE, N.C. - First Bank, the bank subsidiary of First Bancorp (NASDAQ - FBNC) and Bank of the Carolinas (NASDAQ - BCAR) jointly announce today the signing of a definitive agreement whereby First Bank will purchase the Bank of the Carolinas branch located at 109 Monroe Street in Carthage, North Carolina. This branch has approximately $25 million in total deposits. The transaction is subject to regulatory approval and is expected to occur early in the fourth quarter of 2006.

“I am very happy to be expanding our presence in Moore County,” stated Jimmie Garner, Chief Executive Officer of First Bank. “Moore County is our largest market, and the citizens have been so good to us. We look forward to serving the Carthage community, and we are pleased that First Bank will have a total of eleven locations throughout Moore County available for the convenience of our customers.”

“At Bank of the Carolinas, we put our customers first in everything we do. This sale to First Bank will give our customers more convenience and our employees greater opportunities” said Robert Marziano, Chairman and CEO of Bank of the Carolinas. “We are focused on growing our franchise in a different direction, and we know First Bank’s tradition of service to Moore County will enhance the Carthage community.”

Mr. Garner also addressed the current customers of the Carthage branch, “We’ll be in touch with you soon regarding the details and timing of the conversion of your branch to First Bank. I thank you for the opportunity to serve you,” stated Mr. Garner.

For More Information Contact:

First Bank

James H. Garner

910-576-6171

Bank of the Carolinas

Robert Marziano

336-751-5755